Exhibit 1.1

Athlon Energy Inc.

12,500,000 Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
July 31, 2014

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Certain stockholders named on Schedule I hereto (the “Selling Stockholders”) of Athlon Energy Inc., a corporation organized under the laws of Delaware (the “Company”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 12,500,000 shares of common stock, $0.01 par value (“Common Stock”) of the Company (said shares to be sold by the Selling Stockholders being hereinafter called the “Underwritten Securities”).  The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to 1,875,000 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule II other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires.  In addition, to the extent that there is not more than one Selling Stockholder named in Schedule I, the term “Selling Stockholder” shall mean either the singular or plural.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 21 hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to General Instruction VII of Form S-1.

The Company and all of its subsidiaries are referred to collectively herein as the “Company Parties” and, individually, as a “Company Party.”

1.                                      Representations and Warranties.

(i)                                     The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 Registration Statement.  The Company has prepared and filed with the Commission a registration statement (file number 333-196823) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 Form of Documents; No Material Misstatements or Omission in the Registration Statement and the Prospectus.  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  No Material Misstatements or Omission in the Disclosure Package.  (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 Ineligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(e)                                  Free Writing Prospectus.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)                                   XBRL.  The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to, or incorporated by reference in, the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                                  The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 Incorporation and Good Standing of the Company Parties.  Each of the Company Parties has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, limited partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and Prospectus and to enter into and perform its obligations under this Agreement.  Each of the Company Parties is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change (as defined herein).  All of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, Disclosure Package and Prospectus.  The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(i)                                     Capitalization.  The Company’s authorized equity capitalization is as set forth in the Registration Statement, Disclosure Package and Prospectus and the capital stock of the Company conforms to the description thereof contained in the Registration Statement, Disclosure Package and Prospectus.  The outstanding shares of Common Stock of the Company (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable.  The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Registration Statement, Disclosure Package and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(j)                                    Accuracy of Statements in the Registration Statement, Disclosure Package and Prospectus.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, Disclosure Package and Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Corporate Reorganization,” “Certain Relationships and Related Party Transactions” and “Material U.S. Federal Income Tax Consequences to Non-US Holders” insofar as they purport to describe the provisions of the laws and documents referred to therein to which the Company is a party, are accurate in all material respects.

(k)                                 Company Parties Not an “Investment Company”.  No Company Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l)                                     Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of the Company Parties (i) is in violation of its charter, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or other applicable organizational document) (collectively, the “Organizational Documents”), or (ii) is (or, with the giving of notice or lapse of time, would be) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which a Company Party is a party or by which it or any of them may be bound (including, without limitation, the Existing Indebtedness), or to which any of the property or assets of the Company Parties is subject (each, an “Existing Instrument”), except with respect to clause (ii), for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby and by the Registration Statement, Disclosure Package and Prospectus (i) have been duly authorized by all necessary Company Party action (corporate or otherwise) and will not result in any violation of the Organizational Documents of the Company Parties, (ii) will not conflict with or constitute a breach of or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company Parties pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company Parties.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Registration Statement, Disclosure Package and Prospectus by the Company Parties, except such as have been obtained under the Act and such as may be required by the securities laws of the several states of the United States in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or which, if not obtained, would not, individually or in the aggregate, cause a Material Adverse Change.

(m)                             Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, included in the Registration Statement, Disclosure Package and Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The summary historical financial and operating information set forth in the Registration Statement, Disclosure Package and Prospectus under the captions “Summary Consolidated Financial, Reserve and Operating Data” and “Selected Historical Consolidated Financial Data” and elsewhere in the Registration Statement, Disclosure Package and Prospectus presents fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, Disclosure Package and Prospectus. The statistical and market-related data and forward-looking statements included in the Registration Statement, Disclosure Package and Prospectus are based on or derived from sources that the Company Parties believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(n)                                 Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, Disclosure Package and Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(o)                                 Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company Parties or any of the Company Parties’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(p)                                 No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company Parties or (ii) which has as the subject thereof any property owned or leased by the Company Parties and any such action, suit or proceeding, if determined adversely to the Company Parties, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  No material labor dispute with the employees of the Company Parties exists or, to the Company’s knowledge, is threatened or imminent.

(q)                                 No Material Adverse Change.  Except as otherwise disclosed in the Registration Statement, Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement, Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company Parties, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company Parties, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or to other subsidiaries, any of its subsidiaries on any class of equity or repurchase or redemption by the Company or any of its subsidiaries of any class of equity.

(r)                                    Title to Properties.  Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company Parties have (i) defensible title to all of their oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company Parties consistent with the reasonable practice in the oil and gas industry in the areas in which the Company Parties operate and (ii) good and marketable title to all other real properties and good title to all personal properties and assets owned by them, in the case of each of (i) and (ii) free from liens, encumbrances and defects (other than liens disclosed in the Registration Statement, Disclosure Package and Prospectus) that would individually or in the aggregate result in a Material Adverse Change; and except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company Parties hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except as would not individually or in the aggregate result in a Material Adverse Change.

(s)                                   Independent Accountants.  Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules incorporated by reference in the Registration Statement, Disclosure Package and Prospectus is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Ernst & Young LLP to the Company Parties have been approved by the Board of

Directors of the Company.  Weaver & Tidwell, L.L.P., which has expressed its opinion with respect to (i) the financial statements and supporting schedules incorporated by reference in the Registration Statement, Disclosure Package and Prospectus with respect to each of Hibernia Energy, LLC and its subsidiaries and, (ii) the Schedule of Direct Operating Revenues and Direct Operating Expenses and the notes related thereto for each of Hibernia Holdings, LLC (“Hibernia”) and Piedra Energy II, LLC (“Piedra”) incorporated by reference in the Registration Statement, Disclosure Package and Prospectus with respect to Hibernia and Piedra is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Weaver & Tidwell, L.L.P. to the Company Parties have been approved by the Board of Directors of the Company.

(t)                                    Independent Petroleum Engineers.  Cawley, Gillespie & Associates, Inc. (“CGA”), whose reserve evaluations are referenced or appear, as the case may be, in the Registration Statement, Disclosure Package and Prospectus were, as of December 31, 2012 and December 31, 2013, and are, as of the date hereof, independent engineers with respect to the Company Parties; and the historical information underlying the estimates of the reserves of the Company supplied by the Company Parties to CGA for the purposes of preparing the reserve reports of the Company referenced in the Registration Statement, Disclosure Package and Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct on the date that each such Reserve Report was prepared in all material respects in accordance with Commission rules and customary industry practices.  Other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company is not aware of any facts or circumstances that would result in a Material Adverse Change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Registration Statement, Disclosure Package and Prospectus and as reflected in the Reserve Reports.

(u)                                 Tax Law Compliance.  The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or as would not, individually or in the aggregate, cause a Material Adverse Change.  The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(i)(o) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(v)                                 Transfer Taxes.  To the Company’s knowledge, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale of the Underwritten Securities.

(w)                               Compliance with Labor Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company Parties before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company Parties, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company Parties and (C) no union representation question existing with respect to the employees of the Company Parties and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(x)                                 Insurance.  Each of the Company Parties is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.  The Company Parties have no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  None of the Company Parties has been denied any insurance coverage which it has sought or for which it has applied.

(y)                                 All Necessary Permits, etc.  The Company Parties possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses in all material respects, and none of the Company Parties has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(z)                                  Company’s Accounting System.  The Company Parties (considered as one entity) maintain a system of accounting controls that is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets; (iii) access to the assets of the Company and its subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)                          Disclosure Controls and Procedures.  The Company Parties (considered as one entity) maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb)                          No Price Stabilization or Manipulation.  None of the Company Parties has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the Securities.

(cc)                            Environmental Laws.  Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, to the best knowledge of the Company, none of the Company Parties is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate result in a Material Adverse Change; and, except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company Parties are not aware of any pending investigation which might lead to such a claim.

(dd)                          ERISA Compliance.  The Company Parties and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company Parties or their ERISA Affiliates (as defined below) are in compliance with the requirements of ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company Parties or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with the requirements of ERISA, except as would not, individually or in the aggregate, result in a Material Adverse Change.  “ERISA Affiliate” means, with respect to the Company Parties, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which a Company Parties is a member.  Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company Parties or any of their ERISA Affiliates, (ii) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company Parties or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), (iii) neither the Company Parties nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code, and (iv) each “employee benefit plan” established or maintained by the Company Parties or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ee)                            No Unlawful Contributions or Other Payments.  Neither the Company Parties nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company Parties (excluding for purposes of this Section 1(i)(ee) Apollo Global Management LLC, its subsidiary funds and their portfolio companies other than the Company (the “Apollo Entities”)) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company Parties and, to the knowledge of the Company, their affiliates (excluding for the purposes of this Section 1(i)(ee) the Apollo Entities) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff)                              No Conflict with Money Laundering Laws.  The operations of the Company Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)                            No Conflict with Sanctions Laws.  Neither the Company Parties nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company Parties (excluding for the purposes of this Section 1(i)(gg) the Apollo Entities) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State (collectively, “Sanctions”), and the Company Parties are not located, organized or residents in a country or territory that is the subject of Sanctions.  The Company Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh)                          Intellectual Property Rights.  The Company Parties own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, knowhow, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) that, to their best knowledge after due inquiry, are necessary to conduct their business as described in the Registration Statement, Disclosure Package and Prospectus, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company Parties, would individually or in the aggregate cause a Material Adverse Change.

(ii)                                  Related Party Transactions.  Except as disclosed in the Registration Statement, Disclosure Package or Prospectus, no relationship, direct or indirect, exists between or among any of the Company Parties or their affiliates, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company Parties or their affiliates, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement, Disclosure Package and Prospectus.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company Parties or their affiliates to or for the benefit of any of the officers or directors of the Company Parties or their affiliates or any of their respective family members.

(jj)                                FINRA Member Affiliations.  To the knowledge of the Company, there are no affiliations or associations between any member of Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company Parties’ officers, directors or 5% or greater stockholders, except as described in the Disclosure Package, Prospectus and Registration Statement.

(kk)                          No Registration Rights.  Except with respect to the registration and sale of the Securities by the Selling Stockholders pursuant hereto or as disclosed in the Registration Statement, Disclosure Package or Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(ll)                                  No Restricted Payments.  No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, Disclosure Package and Prospectus (exclusive of any supplement thereto).

(mm)                  NYSE Listing. The Securities being sold by the Selling Shareholders are listed for trading on the New York Stock Exchange.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)                                  Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a)                                 Title to Securities.  On the applicable Closing Date, such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)                                 No Price Stabilization or Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)                                  No Further Authorizations or Approvals Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder (except as may be required as a result of the identity or status of the Underwriters) of the transactions contemplated herein, except (i) as may be required under states securities “Blue Sky” laws in connection with the transactions contemplated hereby, (ii) such as will have been obtained on or prior to the Closing Date or any settlement date and (iii) for such consents, approvals, authorizations or orders as would not adversely affect the Underwriters and as would not materially adversely affect such Selling Stockholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof.

(d)                                 Non-Contravention of Existing Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated by such Selling Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound which is material to such Selling Stockholder or to which any of the properties of such Selling Stockholder is subject, or (iii) the Organizational Documents of such Selling Stockholder, except, in the case of clauses (i) and (ii) above, where such breach, violation or default would not, individually or in the aggregate, materially adversely affect such Selling Stockholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof.

(e)                                  Selling Stockholders’ Intent.  The sale of the Securities by such Selling Stockholder pursuant hereto is not prompted by any material information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(f)                                   Other Representations.  In respect of any statements in or omissions from the Registration Statement, Disclosure Package and Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(g) of this Section.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $44.746875 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)                                                                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 1,875,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The maximum number of Option Securities to be sold by the Selling Stockholders in the aggregate is 1,875,000.  The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule I hereto.  In the event that the Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by the each Selling Stockholder listed on Schedule I shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.                                      Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 a.m., New York City time, on August 6, 2014, or at such time on such later date not more than three Business

Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders.  If settlement for the Option Securities occurs after the Closing Date, such Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                      Agreements.

(i)                                     The Company agrees with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                  The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) the Company may file one or more registration statements on Form S-8, (iii) the Company may offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock in connection with any acquisition or strategic investment (including any joint venture or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding as of the date of this Agreement and (y) each recipient of any such Common Stock issued or issuable agrees to the restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(m) hereof for the remainder of the 45-day restricted period and (iv) the Company may issue Common Stock issuable upon the conversion of securities at the Execution Time.  Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(m) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)                                 The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)                                     The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (not to exceed $10,000) relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (not to exceed $10,000) relating to such filings); (viii) all expenses incident to the “road show” for the offering of the Securities, provided that the Underwriters agree to pay the cost of any chartered airplane or other transportation in connection therewith; (ix) the fees and expenses of the Company’s accountants and reserve engineers and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (ix) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.

(j)                                    The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(ii)                                  Each Selling Stockholder agrees with the several Underwriters that:

(a)                                 Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

(b)                                 Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)                                  Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(d)                                 Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Latham & Watkins LLP, special counsel for the Company and the Selling Stockholders, as applicable, to have furnished to the Representatives its opinion or opinions, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the forms set forth on Exhibits B-1 through B-3 hereto.

(c)                                  The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, Disclosure Package and Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                 The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or President and the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, Disclosure Package and Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)                                  The Company shall have furnished to the Representatives at the Execution Time a certificate, signed by the Chief Financial Officer substantially in the form set forth on Exhibit C hereto.

(f)                                   Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated such Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, Disclosure Package and Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g)                                  On the date hereof, the Underwriters shall have received from each of Ernst & Young LLP and Weaver & Tidwell, L.L.P. a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information contained, or incorporated by reference, in the Registration Statement and Preliminary Prospectus and other customary matters.  In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information contained, or incorporated by reference, in the Registration Statement and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to the Closing Date.

(h)                                 On the date hereof, the Underwriters shall have received from CGA, independent petroleum engineers, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the oil and gas reserves information contained, or incorporated by reference, in the Registration Statement and Preliminary Prospectus and other customary matters.  In addition, on the Closing Date, the Underwriters shall have received from such independent petroleum engineers a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the oil and gas reserves information contained, or incorporated by reference, in the Registration Statement and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) days prior to the Closing Date.

(i)                                     Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease in the customary level of comfort provided in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company Parties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement,

Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto).

(j)                                    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)                                 Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(l)                                     The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(m)                             At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriters, at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.  If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the

Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

8.                                      Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or in the Prospectus or in any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each Underwriter, the directors, officers, employees and agents of each Underwriter to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)                                  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any

Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting (Conflicts of Interest)”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(d)                                 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)                                  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the

Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)                                   The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, Disclosure Package and Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal, New York or Delaware authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; or, if sent to the Company, will be mailed, delivered or telefaxed to the Athlon Energy Inc. Chief Executive Officer (fax no.: (817) 984-8217) and confirmed to the Chief Executive Officer, Athlon Energy Inc., at 420 Throckmorton Street, Suite 1200, Fort Worth, Texas, 76102, Attention: Chief Executive Officer; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule I hereto.

13.                               Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

14.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.                               No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

16.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.                               Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, including any document that is incorporated by reference therein, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Existing Indebtedness” shall mean the Indenture between Wells Fargo Bank, N.A. and Athlon Holdings dated April 17, 2013 relating to the 7 3/8% Senior Notes due 2021, the Supplemental Indenture between the Company, Athlon Holdings and Wells Fargo Bank, N.A., dated August 14, 2013 and the Amended and Restated Credit Agreement, dated as of March 19, 2013, among Athlon Holdings, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the lenders party thereto, as amended.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

Athlon Energy Inc.

By:	/s/ Robert C. Reeves
Name: Robert C. Reeves
Title: President and Chief Executive Officer

Apollo Athlon Holdings, L.P.

By: Apollo Advisors VII (APO DC), L.P.,
its general partner

By: Apollo Advisors VII (APO DC-GP), LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie Medley
	Title:	Vice President

AP Overseas VII (Athlon FC) Holdings, L.P.

By: Apollo Advisors VII (APO DC), L.P.,
its general partner

By: Apollo Advisors VII (APO DC-GP), LLC,
its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie Medley
	Title:	Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Goldman, Sachs & Co.

By:	Citigroup Global Markets Inc.

By:	/s/ James Jackson
Name: James Jackson
Title: Vice President

By:	Goldman, Sachs & Co.

By:	/s/ Adam Greene
Goldman, Sachs & Co.

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I

Selling Stockholders:	Maximum Number of Option Securities to be Sold

Apollo Athlon Holdings, L.P.	6,652,038

ONE MANHATTANVILLE ROAD, SUITE 201 PURCHASE, NY 10577

AP Overseas VII (Athlon FC) Holdings, L.P.	5,847,962

ONE MANHATTANVILLE ROAD, SUITE 201 PURCHASE, NY 10577

Total	12,500,000

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	3,156,250
Goldman, Sachs & Co.	3,156,250
Barclays Capital Inc.	687,500
Credit Suisse Securities (USA) LLC	687,500
RBC Capital Markets, LLC	687,500
Tudor, Pickering, Holt & Co. Securities, Inc.	687,500
UBS Securities LLC	687,500
Apollo Global Securities, LLC	1,375,000
Scotia Capital (USA) Inc.	250,000
Simmons & Company International	250,000
Stephens Inc.	250,000
Wells Fargo Securities, LLC	250,000
CIBC World Markets Corp.	125,000
Evercore Group L.L.C.	125,000
Mitsubishi UFJ Securities (USA), Inc.	125,000
Total	12,500,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None